Exhibit 99.1

TELA Bio and Next Science Enter into Exclusive Distribution Agreement in the

Plastic Reconstructive Market for Advanced Anti-Biofilm Surgical Wash

Agreement includes exclusive right to sell and market Next Science's proprietary no rinse antimicrobial solution in the US and first right of negotiation for EU market upon CE Approval.

MALVERN, PA, November 1, 2021 -- TELA Bio, Inc. ("TELA"), a commercial-stage medical technology company focused on designing, developing, and marketing innovative tissue reinforcement materials to address unmet needs in soft tissue reconstruction, today announced it has entered into a distribution agreement with Next Science, a medical technology company, granting TELA exclusive rights to sell and market Next Science's proprietary antimicrobial surgical wash with XBIO® technology across the US plastic reconstructive market. Additionally, TELA Bio received a first right of negotiation for the EU market upon successful CE approval.

Next Science's XBIO Technology delivers an advanced option for surgical infection control by addressing the biofilms that make bacteria more resistant to traditional antimicrobial agents, disinfectants, and host immune defenses. The no-rinse delivery allows the solution to provide over five hours of ongoing protection against bacterial biofilms. With no known bacterial resistance, the XBIO Technology provides broad spectrum efficacy with exceptional rates of pathogen removal.

"We are excited to work with Next Science and will commence private label marketing of the solution for plastic surgery in early 2022," said Antony Koblish, President and CEO of TELA Bio. "Including this novel infection control solution into our product portfolio will expand our service offerings and diversify our supplier base as we continue to create a market-leading soft tissue restoration portfolio. Surgical site infections present a significant risk to patients and are especially troubling in plastic surgery procedures where tissue preservation is critical."

Commenting on the agreement, Judith Mitchell, CEO of Next Science Limited said, "We are delighted to expand our commercial footprint through the TELA Bio sales organization. TELA Bio has a track record of success in bringing new technologies into the market and are known for their focus and drive. TELA Bio goes to market through a direct sales force to service the US plastics market. We expect this partnership will help deliver this groundbreaking technology to the hands of surgeons and aligns with Next Science's overall mission of healing patients and saving lives."

About Next Science

Next Science is a medical technology company headquartered in Sydney, Australia, with a research and development center in Florida, USA. Established in 2012 with a mission of healing patients and saving lives, the Company's primary focus is on the development and commercialization of its proprietary XBIOTM technology to reduce the impact of biofilm based infections in human health. XBIO is a unique, non-toxic technology with proven efficacy in eradicating both biofilm based and free-floating bacteria. Next Science owns 100% of the patent protected intellectual property relating to its XBIO technology. Website: www.nextscience.com.

About TELA Bio, Inc.

TELA Bio Inc. (NASDAQ: TELA) is a commercial-stage medical technology company focused on designing, developing, and marketing innovative tissue reinforcement materials to address unmet needs in soft tissue reconstruction. The Company is committed to providing patients with advanced, economically effective biologic material repair solutions to minimize long-term exposure to permanent synthetic materials and improve clinical outcomes. TELA Bio's OviTex® and OviTex PRS Reinforced Tissue Matrix products are purposefully designed to address the shortcomings of existing reinforcement materials in hernia repair, abdominal wall reconstruction, and plastic and reconstructive surgery. For more information, visit www.telabio.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA's management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements. These risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact

Greg Chodaczek

347-620-7010
ir@telabio.com